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                                                                    Exhibit 5






                                                  January 21, 1996

Base Ten Systems, Inc.
One Electronics Drive
Trenton, NJ 08619

     Re:  Registration Statement on Form S-8
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Ladies and Gentlemen:

     We refer to the registration statement (the "Registration Statement") of Base Ten Systems, Inc., a New Jersey corporation (the "Company"), on Form S-8 to be filed with the Securities and Exchange Commission, covering the registration under the Securities Act of 1933, as amended (the "Securities Act"), of shares of the Company's Class A Common Stock issuable upon the exercise of stock option referred to therein (the "Shares").

     We have examined the Registration Statement, the Certificate of Incorporation, as amended, and Bylaws of the Company, and such records, certificates and other documents as we have considered necessary or appropriate for the purposes of this opinion.

     Based upon the foregoing, it is our opinion that:

     1. The Company is duly organized, validly existing and in good standing under the laws of the State of New Jersey.

     2. The Shares to be offered pursuant to the terms described in the Registration Statement have been duly authorized and, upon issuance in accordance with the terms of the stock options described in the Registration Statement, will be validly issued, fully paid and non-assessable.

     We hereby consent to the use of our name in the Registration Statement as counsel who will pass upon the legality of the Shares for the Company and as having prepared this opinion and to the use of this opinion as an exhibit to the Registration Statement. We further consent to the use of our name as counsel in the Prospectus constituting part of the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.


                                   Very truly yours,



                                   STAHL & ZELMANOVITZ